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                                                                    EXHIBIT 10.8

                       Confidentiality, Non-Competition
                        and Non-Solicitation Agreement


     THIS CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this "Agreement") is made as of July 1, 1997 by and among Benjamin L. Doskocil, Sr. and Mary Frances Doskocil (together "Sellers"), and Doskocil Manufacturing Company, Inc., a Texas corporation ("DMC").

     WHEREAS, DMC, Sellers, Enterprise Partners III, L.P., a Delaware limited partnership ("EPIII"), Enterprise Partners III Associates, L.P., a Delaware limited partnership ("EPIIIA"), Enterprise Partners IV, L.P., a Delaware limited partnership ("EPIV"), Enterprise Partners IV Associates, L.P., a Delaware limited partnership ("EPIVA," together with EPIII, EPIIIA and EPIV, the "EP Funds"), Enterprise Management Partners Corporation, a California corporation ("EMPC"), Enterprise Partners Texas Company, L.L.C., a Texas limited liability company and wholly-owned subsidiary of EMPC ("EP Texas," together with EMPC and EP Funds, the "Buyers"), and Spectrum Polymers, Ltd. ("Spectrum" and, together with DMC, the "Company") are parties to a Recapitalization Agreement dated July 1, 1997 (the "Recapitalization Agreement"), pursuant to which the Company is being recapitalized;

     WHEREAS, Sellers' management contributions to the Company have been uniquely valuable and involve proprietary information that would be competitively unfair to make available to any competitor of the Company in the United States or in any other country in which the Company is currently doing or proposing to do business.

     WHEREAS, in order to induce Enterprise to enter into the Recapitalization Agreement and consummate the transactions contemplated thereunder, and for the cash consideration being paid hereunder, Sellers have agreed to maintain certain information as confidential, not to compete with the Company and not to solicit employees of the Company without first obtaining the consent of DMC, all in accordance with the terms set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Defined Terms. Capitalized terms used herein but not otherwise defined
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shall have the meanings set forth in the Recapitalization Agreement.

     2.   Consideration.  As consideration for entering into this Agreement, DMC
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hereby pays to the Sellers $10,000 by wire transfer of immediately available funds to such account or accounts designated in writing by Sellers.

     3.   Confidentiality.  For a period of three years from and after the
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Closing Date, Sellers shall not disclose to any person, or use or otherwise exploit for his or her own benefit or for the benefit of anyone other than the Company, any Confidential Information (as

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defined below).  Sellers shall have no obligation to keep confidential any
Confidential Information if and to the extent disclosure thereof is specifically required by law, judicial or governmental order or other legal process; provided, however, that in the event such disclosure is required, Sellers shall, to the extent reasonably practicable, provide DMC with reasonably prompt notice of such requirement, prior to making any disclosure, so that DMC may seek an appropriate protective order or waive compliance with this provision with respect to such disclosure. For purposes of this Agreement, "Confidential Information" shall mean any confidential information with respect to the conduct or details of the businesses of the Company including, without limitation, methods of operation, customer lists, products (existing and proposed), prices, fees, costs, plans, designs, technology, inventions, trade secrets, know-how, software, marketing methods, policies, personnel, suppliers, competitors, markets or other specialized information or proprietary matters of the Company. The term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to, information that (a) is generally available to the public on the date of this Agreement or (b) becomes generally available to the public other than as a result of a disclosure by either Seller in violation of this Agreement.

     4.   Non-Competition.
          ---------------

          (a) Subject to the other provisions of this Section 4, for a period of five years from and after the Closing Date (the "Noncompetition Term"), without the prior written consent of DMC, Sellers shall neither (i) knowingly participate as a stockholder, proprietor, partner, trustee, consultant, employee, director, officer, lender, or investor in an entity which directly competes (whether as a manufacturer, distributor or seller) in the United States or in any other country in which the Company is currently doing business with the businesses currently conducted or currently proposed to be conducted and the products currently manufactured or currently proposed to be manufactured by the Company (each a "Competing Entity") nor (ii) knowingly fund (including by loan, investment, forbearance, gift or otherwise) any person, including any current or future employee of the Company or any relative of Sellers, in a Competing Entity.

          (b) Nothing contained herein shall limit the right of either Seller to hold and make investments in securities of any corporation or limited partnership that is registered on a national securities exchange or admitted to trading privileges thereon or actively traded in a generally recognize over-the-counter market, provided such Seller's equity interest therein does not exceed 5% of the total outstanding shares or interests in such corporation or partnership.

          (c) If, during any period within the Noncompetition Term, either Seller is not in compliance with the terms of this Section 4, the Company shall be entitled to, among other remedies, compliance by such Seller with the terms of this Section 4 for an additional period equal to the period of such noncompliance. For purposes of this Agreement, the term "Noncompetition Term" shall also include such additional period.

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          (d)  Each of the Sellers hereby acknowledges that the geographic boundaries, scope of prohibited activities and the time duration of the provisions of this Section 4 are reasonable and are no broader than are necessary to protect the legitimate business interests of the Company.

     5.   Non-Solicitation and Non-Interference. During the Noncompetition Term,
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neither Seller shall, directly or indirectly, (a) solicit the employment of any current or future employee of the Company without the prior written consent of DMC, (b) request, induce or attempt to influence any employee of the Company to terminate his or her employment with the Company, or (c) request, induce or attempt to influence any supplier or customer of the Company to terminate its relationship with the Company; provided, however, that this Agreement shall not prohibit (i) any advertisement or general solicitation that is not specifically targeted at employees of the Company, and (ii) solicitation of the employment of any former employee of the Company who either resigned from the Company at least one year prior to such solicitation or was terminated by the Company at least one year prior to such solicitation. Notwithstanding the foregoing, the persons listed on Appendix A shall not be subject to the non-solicitation covenants set forth in clauses (a) and (b) of this Section 5.

     6.   Injunctive Relief.  Each Seller acknowledges that the breach of any of
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the agreements contained herein, including, without limitation, any of the confidentiality, non-competition and non-solicitation covenants specified in Sections 3 through 5, may give rise to irreparable injury to the Company, inadequately compensable in money damages. Accordingly, the Company shall be entitled to injunctive relief to prevent or cure breaches or threatened breaches of the provisions of this Agreement and to enforce specific performance of the terms and provisions hereof in any court of competent jurisdiction, in addition to any other legal or equitable remedies which may be available. Sellers waive any requirements for the posting of a bond in connection with the issuance of such an injunction. Each Seller further acknowledges and agrees that his or her experience and capabilities are such that he or she can obtain employment in business activities which are of a different or noncompeting nature with his or her activities as an employee of the Company; and that the enforcement of a remedy hereunder by way of injunction shall not prevent such Seller from earning a reasonable livelihood. Each Seller further acknowledges and agrees that the covenants contained herein are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content.

     7.   Miscellaneous.
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          (a)  Amendment and Waiver. This Agreement may be amended and any
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provision of this Agreement may be waived, provided that any such amendment or waiver will be binding upon a party only if such amendment or waiver is set forth in a writing executed by DMC and Sellers.

          (b)  Notices. All notices and other communications hereunder shall be
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in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested)

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or on the second next business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (with request of assurance of receipt in a manner customary for communication of such type) as follows:

                         (i)  If to the Company, to:

                         Doskocil Manufacturing Company, Inc.
                         4209 Barnett
                         Arlington, Texas  76017
                         Attention:  President
                         Facsimile No.: (817) 465-5686

                         with copies to:

                         O'Melveny & Myers
                         610 Newport Center Drive
                         17th Floor
                         Newport Beach, California  92660
                         Attention:  J. Jay Herron
                         Facsimile No.:  (714) 669-6994

                         (ii)  If to Sellers, to:

                         Benjamin L. Doskocil, Sr.
                         5306 Mansfield Road
                         Arlington, Texas 76017

                         with a copy to:

                         Weil, Gotshal & Manges LLP
                         100 Crescent Court, Suite 1300
                         Dallas, Texas  75201
                         Attention:  Mary R. Korby
                         Facsimile No.:  (214) 746-7777

          (c)  Entire Agreement. This Agreement and the documents referred to
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herein contain the entire agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

          (d)  Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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          (e)  Governing Law. This Agreement shall be governed by and construed
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in accordance with the laws of the State of Texas without regard to the conflicts-of-laws rules thereof.

          (f)  Jurisdiction and Venue. The parties hereto agree that any suit,
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action or proceeding arising out of or relating to this Agreement shall be instituted only in a court of competent jurisdiction sitting in Tarrant County, Texas. Each party waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

          (g)  Headings. The article and section headings contained in this
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Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

          (h)  Severability and Reformation. Whenever possible, each provision
               ----------------------------
of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. Notwithstanding the foregoing, in the event a court of competent jurisdiction should decline to enforce the provisions of Section 4 hereof, such Section 4 shall be deemed to be modified or reformed to restrict each Seller's competition with the Company or its subsidiaries to the maximum extent, as to time, geography and business scope, which the court shall find enforceable.

          (i)  Successors and Assigns.  This Agreement and the rights and duties
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hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                              DOSKOCIL MANUFACTURING COMPANY, INC.

                              By: /s/ DONALD J. FRITSCHEN
                                 -------------------------------------
                              Name: Donald J. Fritschen
                                   -----------------------------------
                              Title: Vice President
                                    ----------------------------------



                               /s/ BENJAMIN L. DOSKOCIL, SR
                              ----------------------------------------
                              Benjamin L. Doskocil, Sr.



                               /s/ MARY FRANCES DOSKOCIL
                              ----------------------------------------
                              Mary Frances Doskocil

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                                  Appendix A

                            Jahron (Ronnie) Fleener

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